UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2011

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2011, Diamond Foods, Inc. (“Diamond” or “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, Wimbledon Acquisition LLC, a wholly owned subsidiary of the Company (“Merger Sub”), the lenders party thereto (the “Lenders”) and Bank of America, N.A. (“Bank of America”), as Administrative Agent. The Credit Agreement was entered into in connection with the Company’s pending acquisition of the Pringles snack business (the “Pringles Transaction”) from The Procter & Gamble Company (“P&G”) pursuant to the Transaction Agreement, dated April 5, 2011, among the Company, P&G, The Wimble Company (currently a wholly owned subsidiary of P&G; “Wimble”) and Merger Sub, as previously disclosed in the Company’s Current Report on Form 8-K filed on April 5, 2011. The closing of the transactions contemplated by the Credit Agreement (the “Closing”), which will occur in connection with the pending Pringles Transaction, will provide borrowing capacity to complete the acquisition of the Pringles business as well as financing to fund operational activities during the term of the Credit Agreement.

The Credit Agreement provides for a five-year term loan in an amount currently expected to be $550 million (the “Term Loan”) and a five-year revolving credit facility of up to $500 million (the “Revolving Facility,” and together with the Term Loan, the “Credit Facility”). The Company may, subject to certain customary conditions, on one or more occasions borrow additional term loans and/or increase commitments under the Revolving Facility in an amount not to exceed $200 million in the aggregate (the “Incremental Facility”). Each Lender will have discretion to determine whether it will participate in the Incremental Facility.

Borrowings under the Credit Facility will accrue interest either (at the election of the Company) at (i) the London interbank offered rate then in effect, plus a margin of between 2.00% and 2.75%, which will be based on the Company’s ratio of funded indebtedness to EBITDA (and which will initially be 2.50%), or (ii) the highest of (a) Bank of America’s publicly-announced prime rate then in effect, (b) the federal funds rate plus 0.50% and (c) the one-month London interbank offered rate then in effect plus 1.00%, in each case of (a), (b) or (c), plus a margin of between 1.00% and 1.75%, which will be based upon the Company’s ratio of funded indebtedness to EBITDA (and which will initially be 1.50%).

The outstanding principal of the Term Loan is payable quarterly, in the initial amount of $6,875,000 per quarter commencing on April 30, 2012, increasing to $13,750,000 per quarter, beginning with the quarter ending April 30, 2014. The Credit Agreement provides for prepayments from time to time under certain circumstances, including with a portion of the proceeds of certain asset sales, equity offerings and other debt financings. The Credit Facility is expected to mature in November 2016, at which time all outstanding borrowings under the Credit Facility will become due.

The Credit Agreement contains representations and warranties and affirmative and negative covenants that the Company believes are customary for transactions of this type. Negative covenants include, among others, limitations on incurrence of liens, limitations on incurrence of additional indebtedness, limitations on mergers and acquisitions and limitations on asset sales. The Credit Agreement includes financial covenants requiring that the Company not (i) permit the ratio of its funded indebtedness to its EBITDA to exceed 4.50 to 1.00 during the period from the Closing through January 30, 2013, 4.25 to 1.00 during the period from January 31, 2013 through October 30, 2013, 4.00 to 1.00 during the period from October 31, 2013 through April 29, 2014, 3.75 to 1.00 during the period from April 30, 2014 through April 29, 2015 and 3.50 to 1.00 from and after April 30, 2015; or (ii) permit the ratio of (x) its EBITDA less its capital expenditures and taxes to (y) the sum of its interest expense, regularly scheduled payments of principal of indebtedness and any amounts paid as dividends or to repurchase capital stock, to be less than 1.40 to 1.00, measured at the end of each fiscal quarter. The Credit Agreement provides for adjustments to these ratios if the Company’s consolidated funded indebtedness on the Closing exceeds $1,376,900,000. The Credit Facility will be secured by substantially all of the Company’s U.S. assets.

The Credit Agreement contains customary events of default, including, among others: non-payment of principal, interest or other amounts when due; inaccuracy of representations and warranties; violation of covenants; cross-defaults with certain other indebtedness; certain undischarged judgments; bankruptcy, insolvency or inability to pay debts; the occurrence of certain events specified by the Employee Retirement Income Security Act of 1974; and a change of control of the Company. Upon the occurrence and during the continuance of an event of default, the Lenders may terminate the covenants under the Revolving Facility and declare the loans and all other obligations under the Credit Agreement immediately due and payable.

In connection with the pending Pringles Transaction, it is anticipated that Wimble will enter into a credit agreement (the “Pringles Credit Agreement”) with Bank of America providing for a five-year term loan in an amount currently expected to be $700 million (the “Pringles Term Loan”). Upon the closing of the Pringles Transaction, (a) the Pringles Credit Agreement will be amended and restated so that it will have representations and warranties, affirmative and negative covenants, payment terms and provisions for interest and fees that are in each case substantially identical to the Credit Agreement and that are consistent with the transaction documents entered into with P&G, and the Pringles Term Loan will be syndicated to the assignees party to a master assignment and assumption among Bank of America and the financial institution assignees party thereto, and (b) consistent with the transaction documents entered into with P&G, the Company will guarantee the Pringles Term Loan and Wimble will guarantee the Credit Facility.

Upon the determination of the final amount of the acquisition consideration, up to $200 million of Term Loans may be reallocated from the Credit Facility to the Pringles Credit Agreement.

Note Regarding Forward-Looking Statements

This report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements with respect to financing matters in connection with the Pringles Transaction. Forward-looking statements necessarily depend on assumptions that are subject to risks and uncertainties. A description of factors that could materially affect these forward-looking statements can be found in the “Risk Factors” section of the prospectus included as part of Diamond’s registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) in connection with the Pringles Transaction, which is available through the SEC’s website, www.sec.gov, and on request from Diamond’s Investor Relations department.

Additional Information

In connection with the Pringles Transaction, Diamond has filed a registration statement on Form S-4 with the SEC, which has not yet become effective. Diamond also has filed a definitive proxy statement with the SEC, which was sent to the stockholders of Diamond beginning on September 26, 2011. Investors are urged to read the proxy statement, registration statement and any other relevant documents when they become available because they will contain important information about Diamond, Pringles and the proposed transaction. The proxy statement, registration statement and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. The documents can also be obtained free of charge from Diamond upon written request to Diamond Foods, Inc., Investor Relations, 600 Montgomery Street, San Francisco, California 94111 or by calling (415) 445-7444, or from P&G upon written request to The Procter & Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253.

This communication is not a solicitation of a proxy from any security holder of Diamond. However, P&G, Diamond and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Diamond Foods, Inc. may be found in its 2011 Annual Report on Form 10-K filed with the SEC on September 15, 2011, and its definitive proxy statement relating to its 2011 Special Meeting of Stockholders filed with the SEC on September 26, 2011. Information about the directors and executive officers of The Procter & Gamble Company may be found in its 2011 Annual Report on Form 10-K filed with the SEC on August 10, 2011, and its proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on August 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: October 11, 2011	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel and Human Resources